Exhibit 10.2

AMENDED AND RESTATED TUDOU HOLDINGS LIMITED

2010 SHARE INCENTIVE PLAN

ARTICLE 1.

PURPOSE

The purpose of the Amended and Restated Tudou Holdings Limited 2010 Share Incentive Plan (the “Plan”) is to promote the success and enhance the value of Youku Tudou Inc. (the “Company”) by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company shareholders.  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.  The singular pronoun shall include the plural where the context so indicates.

2.1                                 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 10.  With reference to the duties of the Administrator under the Plan which have been delegated to one or more persons pursuant to Section 10.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2                                 “Applicable Accounting Standards” shall mean International Financial Reporting Standards, Generally Accepted Accounting Principles in the United States, or such other accounting principles or standards as may apply to the Company’s financial statements under Applicable Laws.

2.3                                 “Applicable Laws” means (i) the laws of the Cayman Islands as they relate to the Company and its Shares; (ii) the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders of any jurisdiction applicable to Awards granted to residents; and (iii) the rules of any applicable securities exchange, national market system or automated quotation system on which the Shares are listed, quoted or traded.

2.4                                 “Article” means an article of this Plan.

2.5                                 “Award” shall mean an Option, a Restricted Share award, a Restricted Share Unit award, a Dividend Equivalents award, a Deferred Share award, a Share Payment award or a Share Appreciation Right, which may be awarded or granted under the

Plan (collectively, “Awards”).

2.6                                 “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.7                                 “Board” shall mean the Board of Directors of the Company.

2.8                                 “Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

2.9                                 “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee designated by the Board.

2.10                          “Company” shall mean Youku Tudou Inc., a Cayman Islands corporation.

2.11                          “Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to a Service Recipient; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person who has contracted directly with the Service Recipient to render such services.

2.12                          “Change in Control” means any of the following transactions:

(a)                     a transfer of more than fifty percent (50%) of the outstanding equity securities of the Company (by voting power) by one or more shareholders of the Company, other than transfers pursuant to a merger or consolidation of the Company,

(b)                     any sale of all or substantially all of the assets of the Company, or

(c)                      any merger or consolidation of the Company with or into any other entity, where more than fifty percent (50%) of the outstanding equity securities of the Company or any surviving or resulting entity (by voting power) are directly or indirectly controlled by persons other than shareholders of the Company immediately prior to such merger or consolidation.

All percentages referenced herein shall be determined on a fully diluted basis; provided, however, that the following transactions shall not constitute, or be considered in determining, a Change in Control: (i) any acquisition of securities by the Company, or (ii) any acquisition of securities by any employee benefit plan or related trust sponsored or maintained by the Company.

2.13                          “Deferred Share” shall mean a right to receive Shares awarded under Section 7.3.

2.14                          “Director” shall mean a member of the Board, as constituted from time to time.

2.15                          “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 7.1.

2.16                          “Effective Date” shall have the meaning set forth in Section 11.1.

2.17                          “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator; provided, however, that Awards shall not be granted to Consultants or Non-Employee Directors who are resident of any country in the European Union, and any other country which pursuant to Applicable Laws does not allow grants to non-employees. The Administrator’s designation of an Eligible Individual at any time shall not require the Administrator to designate such person at any other time.  The Administrator shall consider such factors as it deems pertinent in selecting Eligible Individuals and in determining the number of an Award, including without limitation: (i) the financial condition of the Company, (ii) the market value of the Company, (iii) the anticipated profits of the current or future years, (iv) the contributions of the Eligible Individual to the profitability and the development of the Company, both present and future, and (v) other compensation provided to the Eligible Individual.

2.18                          “Employee” means any person who is in the employ of a Service Recipient, subject to the control and direction of the Service Recipient as to both the work to be performed and the manner and method of performance.  The payment of a director’s fee by a Service Recipient shall not be sufficient to constitute “employment” by the Service Recipient.

2.19                          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.20                          “Fair Market Value” means, as of any date, the value of Shares determined as follows:

(a)                     If the Shares are listed on one or more established and regulated securities exchanges, national market systems or automated quotation system on which Shares are listed, quoted or traded, its Fair Market Value shall be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Shares are listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)                     If the Shares are not listed on an established securities exchange, notational market system or automated quotation system, but are regularly quoted by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such shares as quoted by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Shares on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)                      In the absence of an established market for the Shares of the type described in (a) and (b), above, the Fair Market Value thereof shall be determined by the Administrator in good faith and in its discretion by reference to (i) the placing price of the latest private placement of the Shares and the development of the Company’s business operations and the general economic and market conditions since such latest private placement, (ii) other third party transactions involving the Shares and the development of the Company’s business operation and the general economic and market conditions since such sale, (iii) an independent valuation of the Shares, or (iv) such other methodologies or information as the Administrator determines to be indicative of Fair Market Value, relevant.

2.21                          “Holder” shall mean a person who has been granted an Award.

2.22                          “Incentive Option” shall mean an Option that is intended to meet the applicable provisions of Section 422 of the Code.

2.23                          “IPO” shall mean an initial public offering and listing of the Company’s Shares or American depositary shares representing Shares on any internationally recognized stock exchange including without limitation the New York Stock Exchange or the Nasdaq National Market System as approved by the Board.

2.24                          “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.25                          “Non-Qualified Option” shall mean an Option that is not an Incentive Option.

2.26                          “Option” shall mean a right to purchase shares of Shares at a specified exercise price, granted under Article 5.  An Option shall be either a Non-Qualified Option or an Incentive Option; provided, however, that Incentive Options may only be granted to Employees.

2.27                          “Parent” means any entity whether domestic or foreign, in an unbroken chain of entities ending with the Company, if each of the entities other the first entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.28                          “Plan” shall mean this Amended and Restated Tudou Holdings Limited 2010 Share Incentive Plan, as it may be amended or restated from time to time.

2.29                          “Related Entity” means any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or Subsidiary of the Company holds a substantial economic interest, directly or indirectly, through ownership or contractual arrangements but which is not a Subsidiary and which the Board designates as a Related Entity for purposes of the Plan.  The Company’s Related Entities also include the Company’s variable interest entities as determined according to the Applicable Accounting Standards.

2.30                          “Restricted Share” shall mean Shares awarded under Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.31                          “Restricted Share Units” shall mean the right to receive Shares awarded under Section 7.4.

2.32                          “Securities Act” shall mean the Securities Act of 1933, as amended.

2.33                          “Service Recipient” means the Company, any Parent or Subsidiary of the Company and any Related Entity to which an Eligible Individual provides services as an Employee, Consultant or as a Director.

2.34                          “Share” means a Class A Ordinary Share, par value US$0.00001 per share, of the Company, and such other securities of the Company that may be substituted for Shares pursuant to Article 12.

2.35                          “Share Appreciation Right” shall mean a share appreciation right granted under Article 8.

2.36                          “Share Payment” shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 7.2.

2.37                          “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, directly or indirectly, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.38                          “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a Change in Control; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Share Appreciation Right.

2.39                          “Termination of Service” shall mean,

(a)                    As to a Consultant, the time when the engagement of a Holder as a Consultant to a Service Recipient is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company, any Subsidiary or any Related Entity.

(b)                    As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company, any Subsidiary or any Related Entity.

(c)                     As to an Employee, the time when the employee-employer relationship between a Holder and the Service Recipient is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, Permanent Disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company, any Subsidiary or any Related Entity.  Permanent Disability means, with respect to an individual, a physical or mental impairment that has a substantial and long-term adverse effect on his or her ability to carry out normal day-to-day and major life activities as determined by the Administrator.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Options, unless the Administrator otherwise provides in the terms of the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.   For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary or Related Entity employing or contracting with such Holder ceases to remain a Subsidiary or Related Entity following any merger, sale of securities or other Change in Control or event (including, without limitation, a spin-off).

2.40                          “Trading Date” means the closing of the first sale to the general public of the Shares pursuant to an effective registration statement under Applicable Laws, which results in the Shares being publicly traded on one or more established stock exchanges or national market systems.

2.41                          “Youku Tudou Plan” means the Youku Tudou Inc. Share Incentive Plan, as it may be amended or restated from time to time.

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1                                 Number of Shares.

(a)                     Subject to Section 12.1 and Section 3.1(b), the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is 57,450,960.

(b)                   To the extent that an Award terminates, expires, or lapses for any reason, or is settled in cash and not Shares, then any Shares subject to the Award shall again be available for the grant of an Award pursuant to the Plan.  Shares delivered by the Holder or withheld by the Company upon the exercise of any Award under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 3.1(a).  If any Shares forfeited by the Holder or repurchased by the Company at the same or lesser price than paid by the Holder so that the Shares are again returned to the Company, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 3.1(a).  To the extent permitted by Applicable Laws, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company, any Parent or any Subsidiary or Related Entity shall not be counted against Shares available for grant pursuant to the Plan.  The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan.  Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Option to fail to qualify as an incentive stock option under Section 422 of the Code.

3.2                                 Share Distributed.  Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares (subject to Applicable Laws) or Shares purchased on the open market.  Additionally, in the discretion of the Administrator, American Depository Shares in an amount equal to the number of Shares which otherwise would be distributed pursuant to an Award may be distributed in lieu of Shares in settlement of any Award.  If the number of Shares represented by an American Depository Share is other than on a one-to-one basis, the limitations of Section 3.1 shall be adjusted to reflect the distribution of American Depository Shares in lieu of Shares.

ARTICLE 4.

GRANTING OF AWARDS

4.1                                 Participation.  The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan.  No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2                                 Award Agreement.  Each Award shall be evidenced by an Award Agreement. In particular, an option agreement shall state: (i) the grant date; (ii) vesting start date; (iii) number of Shares that could be purchased under the Option; (iv) exercise price per share; and (v) such other information as the Administrator deems appropriate or necessary.  Award Agreements evidencing Incentive Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3                                 Jurisdictions.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in the jurisdictions in which the Service Recipients operate or have Eligible Individuals, or in order to comply with the requirements of any securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries and Related Entities shall be covered by the Plan; (b) determine which Eligible Individuals are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals to comply with Applicable Laws; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any Applicable Laws including necessary local governmental regulatory exemptions or approvals or listing requirements of any such securities exchange.  Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the any Applicable Laws.

4.4                                 Stand-Alone and Tandem Awards.  Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan.  Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

OPTIONS

5.1                                 General.  The Administrator is authorized to grant Options to Eligible Individuals on the following terms and conditions:

(a)                    Exercise Price.  The exercise price per Share subject to an Option shall be determined by the Administrator in its sole discretion; provided, however, that no Option may be granted to an individual subject to taxation in the United States at less than the Fair Market Value on the date of grant, without compliance with Section 409A of the Code, or the Holder’s consent.  The exercise price per Share subject to an Option may be amended or adjusted in the absolute discretion of the Administrator, the determination of which shall be final, binding and conclusive.  For the avoidance of doubt, to the extent not prohibited by Applicable Laws (including any applicable exchange rule), a downward adjustment of the exercise prices of Options mentioned in the preceding sentence shall be effective without the approval of the Company’s shareholders or the approval of the affected Holders.

(b)                    Vesting. The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted.  Such vesting may be based on service with the Service Recipient or any other criteria selected by the Administrator.  At any time after grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.  No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Option.

(c)                     Time and Conditions of Exercise.  Subject to other provisions herein, the Administrator shall determine the time or times at which an Option may be exercised in whole or in part, including exercise prior to vesting and that a partial exercise must be with respect to a minimum number of shares.  The Administrator shall also determine any conditions, if any, that must be satisfied before all or part of an Option may be exercised.

The Administrator shall also determine any conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(d)                    Partial Exercise.  An exercisable Option may be exercised in whole or in part.  However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.

(e)                     Manner of Exercise.  All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Company at its principal office, or to such agent as the Administer designates from time to time:

(i)            A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised.  The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option (such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option or such portion of the Option);

(ii)           Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all Applicable Laws or regulations, and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.  The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(iii)          In the event that the Option shall be exercised pursuant to Section 9.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(iv)          Full payment of the exercise price and applicable withholding taxes to share administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 9.1 and 9.2.

(f)                      Term.  The term of any Option granted under the Plan shall not exceed ten years, provided that if the Administrator determines that the IPO is unlikely to be consummated prior to the 10th anniversary of the grant date of any Option granted hereunder, upon the application of the Holder of such Option and to the extent permitted by the Applicable Laws, the Administrator may in its sole discretion extend the expiration date of such Option subject to satisfaction of any conditions the Administrator seems fit.  Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Option relating to such a Termination of Service.

(g)                     Evidence of Grant.  All Options shall be evidenced by an Award Agreement between the Company and the Holder.  The Award Agreement shall include such additional provisions as may be specified by the Administrator.

(h)                    Trust.  The Company may, as a condition of exercise of the Option, require that the Shares are issued in the name of a trustee nominated by the Company to be held on trust for the Holder of the Option under the terms and conditions of a trust agreement approved by the Company.

5.2                                 Incentive Options.  Incentive Options may be granted to Employees of the Company, a Parent or Subsidiary of the Company (which qualify as a parent or subsidiary corporation under Section 424(e) and (f) of the Code respectively).  Incentive Options may not be granted to Employees of a Related Entity or to Non-Employee Directors or Consultants.  The terms of any Incentive Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the following additional provisions of this Section 5.2:

(a)                   Expiration of Option.  An Incentive Option may not be exercised to any extent by anyone after the first to occur of the following events:

(i)            Ten years from the date it is granted, unless an earlier time is set in the Award Agreement;

(ii)           Three months after the Holder’s Termination of Service as an Employee (save in the case of termination on account of Permanent Disability or death); and

(iii)          One year after the date of the Holder’s Termination of Service on account of Permanent Disability or death.  Upon the Holder’s Permanent Disability or death, any Incentive Options exercisable at the Holder’s Permanent Disability or death may be exercised by the Holder’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Holder’s last will and testament, or, if the Holder fails to make testamentary disposition of such Incentive Option or dies intestate, by the person or persons entitled to receive the Incentive Option pursuant to the applicable laws of descent and distribution as determined under Applicable Laws.

(b)                   Individual Dollar Limitation.  The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Options are first exercisable by a Holder in any calendar year may not exceed U.S. $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision.  To the extent that Incentive Options are first exercisable by a Holder in excess of such limitation, the excess shall be considered Non-Qualified Options.

(c)                    Ten Percent Owners.  An Incentive Option shall be granted to any individual who, at the date of grant, owns Shares possessing more than ten percent of the total combined voting power of all classes of shares of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(d)                   Transfer Restriction.  The Holder shall give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Option within (i) two years from the date of grant of such Incentive Option or (ii) one year after the transfer of such Shares to the Holder.

(e)                    Expiration of Incentive Options.  No Award of an Incentive Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

(f)                     Right to Exercise.  During a Holder’s lifetime, an Incentive Option may be exercised only by the Holder.

5.3                                 Substitute Awards.  Notwithstanding the foregoing provisions of this Article 5 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of:  (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of:  (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

5.4                                 Substitution of Share Appreciation Rights.  The Administrator may provide in the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Share Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Share Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable.

ARTICLE 6.

AWARD OF RESTRICTED STOCK

6.1                                 Award of Restricted Share.

(a)                    The Administrator is authorized to grant Restricted Share to Eligible Individuals, and shall determine the amount of, and the terms and conditions, including the restrictions applicable to each award of Restricted Shares, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Share as it deems appropriate.

(b)                    The Administrator shall establish the purchase price, if any, and form of payment for Restricted Share; provided, however, that such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by Applicable Laws.  In all cases, legal consideration shall be required for each issuance of Restricted Shares.

6.2                                 Rights as Shareholders.  Subject to Section 6.4, upon issuance of Restricted Shares, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a shareholder with respect to said shares, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 6.3.

6.3                                 Restrictions.  All Restricted Shares (including any shares received by Holders thereof with respect to Restricted Shares as a result of share dividends, share splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide.  Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Service Recipient, or other criteria selected by the Administrator.  By action taken after the Restricted Shares are issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Shares by removing any or all of the restrictions imposed by the terms of the Award Agreement.  Restricted Share may not be sold or encumbered until all restrictions are terminated or expire.

6.4                                 Repurchase or Forfeiture of Restricted Shares.  If no price was paid by the Holder for the Restricted Shares, upon a Termination of Service the Holder’s rights in unvested Restricted Shares then subject to restrictions shall lapse, and such Restricted Shares shall be surrendered to the Company and cancelled without consideration. If a purchase price was paid by the Holder for the Restricted Shares, upon a Termination of Service the Company shall have the right to repurchase from the Holder the unvested Restricted Shares then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Shares or such other amount as may be specified in the Award Agreement. The Administrator in its sole discretion may provide that in the event of certain events the Holder’s rights in unvested Restricted Shares shall not lapse, such Restricted Shares shall vest and shall be non-forfeitable, and if applicable, the Company shall not have a right of repurchase.

6.5                                 Certificates for Restricted Share.  Restricted Shares granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine.  Certificates or book entries evidencing Restricted Shares must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Share, and the Company may, in it sole discretion, retain physical possession of any share certificate until such time as all applicable restrictions lapse.

ARTICLE 7.

AWARD OF DIVIDEND EQUIVALENTS, DEFERRED SHARE, SHARE PAYMENTS, RESTRICTED SHARE UNITS

7.1                                 Dividend Equivalents.

(a)                   Dividend Equivalents may be granted by the Administrator based on dividends declared on the Shares, to be credited as of dividend payment dates during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator.  Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Administrator.

7.2                                 Share Payments.  The Administrator is authorized to make Share Payments to any Eligible Individual.  The number or value of shares of any Share Payment shall be determined by the Administrator and may be based upon any other criteria, including service to the Service Recipients, determined by the Administrator.  Share Payments may, but are not required to be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

7.3                                 Deferred Share.  The Administrator is authorized to grant Deferred Share to any Eligible Individual.  The number of shares of Deferred Share shall be determined by the Administrator and may be based on any specific criteria, including service to the Service Recipients, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator.  Shares underlying a Deferred Share award will not be issued until the Deferred Share award has vested, pursuant to a vesting schedule or other conditions or criteria set by the Administrator.  Unless otherwise provided by the Administrator, a Holder of Deferred Share shall have no rights as a Company shareholder with respect to such Deferred Share until such time as the Award has vested and the Shares underlying the Award has been issued to the Holder.

7.4                                 Restricted Share Units.  The Administrator is authorized to grant Restricted Share Units to any Eligible Individual.  The number and terms and conditions of Restricted Share Units shall be determined by the Administrator.  The Administrator shall specify the date or dates on which the Restricted Share Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including service to the Service Recipients, in each case on a specified date or dates or over any period or periods, as the Administrator determines.  The Administrator shall specify, or permit the Holder to elect, the conditions and dates upon which the Shares underlying the Restricted Share Units which shall be issued, which dates shall not be earlier than the date as of which the Restricted Share Units vest and become nonforfeitable and which conditions and dates shall be subject to compliance with Section 409A of the Code, to the extent applicable to the Holder.  Restricted Share Units may be paid in cash, Shares or both, as Determined by the Administrator.  On the distribution dates, the Company shall issue to the Holder one unrestricted, fully transferable Shares (or the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Share Unit.

7.5                                 Term.  The term of a Dividend Equivalent award, Deferred Share award, Share Payment award and/or Restricted Share Unit award shall be set by the Administrator in its sole discretion.

7.6                                 Exercise or Purchase Price.  The Administrator may establish the exercise or purchase price of shares of Deferred Share, shares distributed as a  Share Payment award or shares distributed pursuant to a Restricted Share Unit award; provided, however, that value of the consideration shall not be less than the par value of a share of Shares, unless otherwise permitted by Applicable Laws.

7.7                                 Exercise upon Termination of Service.  A Dividend Equivalent award, Deferred Share award,  Share Payment award and/or Restricted Share Unit award is exercisable or distributable only while the Holder is an Employee, Director or Consultant, as applicable.  The Administrator, however, in its sole discretion may provide that the Dividend Equivalent award, Deferred Share award, Share Payment award and/or Restricted Share Unit award may be exercised or distributed subsequent to a Termination of Service in certain events.

ARTICLE 8.

AWARD OF SHARE APPRECIATION RIGHTS

8.1                                 Grant of Share Appreciation Rights.

(a)                   The Administrator is authorized to grant Share Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan. The term of any Share Appreciation Right granted under the Plan shall not exceed ten years. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Share Appreciation Right, and may extend the time period during which vested Share Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Share Appreciation Right relating to such a Termination of Service.

(b)                   A Share Appreciation Right shall entitle the Holder (or other person entitled to exercise the Share Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Share Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Share Appreciation Right from the Share Value on the date of exercise of the Share Appreciation Right by the number of shares of Shares with respect to which the Share Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose.

(c)                    The exercise price per Share subject to an Share Appreciation Right shall be determined by the Administrator and set forth in the Award Agreement which may be a fixed or variable price related to the Fair Market Value of the Shares; provided, however, that no Share Appreciation Right may be granted to an individual subject to taxation in the United States at less than the Fair Market Value on the date of grant, without compliance with Section 409A of the Code, or the Holder’s consent.  The exercise price per Share subject to a Share Appreciation Right may be amended or adjusted in the absolute discretion of the Administrator, the determination of which shall be final, binding and conclusive.  For the avoidance of doubt, to the extent not prohibited by Applicable Laws (including any applicable securities exchange rule), a downward adjustment of the exercise prices of

Share Appreciation Rights mentioned in the preceding sentence shall be effective without the approval of the Company’s shareholders or the approval of the affected Holders.

(d)                   In the case of an Share Appreciation Right that is a Substitute Award, the price per share of the Shares subject to such Share Appreciation Right may be less than the Fair Market Value per share on the date of grant, provided, that the excess of:  (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of:  (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

8.2                                 Share Appreciation Right Vesting.

(a)                    The period during which the right to exercise, in whole or in part, a Share Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Share Appreciation Right may not be exercised in whole or in part for a specified period after it is granted.  Such vesting may be based on service with the Service Recipients, or any other criteria selected by the Administrator.  At any time after grant of a Share Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Share Appreciation Right vests.

(b)                    No portion of a Share Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Share Appreciation Right.

8.3                                 Manner of Exercise.  All or a portion of an exercisable Share Appreciation Right shall be deemed exercised upon delivery of all of the following to the Administrator, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)                     A written or electronic notice complying with the applicable rules established by the Administrator stating that the Share Appreciation Right, or a portion thereof, is exercised.  The notice shall be signed by the Holder or other person then entitled to exercise the Share Appreciation Right or such portion of the Share Appreciation Right;

(b)                     Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations.  The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

(c)                      In the event that the Share Appreciation Right shall be exercised pursuant to this Section 8.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Share Appreciation Right, in the sole discretion of the Administrator.

8.4                                 Payment.  Amounts payable upon exercise of a Share Appreciation Right shall be in cash, Shares (based on its Fair Market Value as of the date the  Share Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

ARTICLE 9.

ADDITIONAL TERMS OF AWARDS

9.1                                 Payment.  The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check payable to the order of the Company, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences under Applicable Accounting Standards, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) following the Trading Date, delivery of a notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required, provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator.  The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders.  Notwithstanding any other provision of the Plan to the contrary, no Holder shall be permitted to make payment with respect to any Awards granted under the Plan to the extent prohibited by Applicable Laws.

9.2                                 Tax Withholding.  No Shares shall be delivered under the Plan to any Holder until such Holder has made arrangements acceptable to the Administrator for the satisfaction of any income, employment, social welfare or other tax withholding obligations under Applicable Laws.  Each Service Recipient shall have the authority and the right to deduct or withhold, or require a Holder to remit to the applicable Service Recipient, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s employment, social welfare or other tax obligations) required by Applicable Laws to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan.  The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Holder to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the surrender of Shares).  The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for tax purposes that are applicable to such taxable income.  The Administrator shall determine the Fair Market Value of the Shares, consistent with Applicable Laws, for tax withholding obligations due in connection with a broker-assisted cashless Option or Share Appreciation Right exercise involving the sale of shares to pay the Option or Share Appreciation Right exercise price or any tax withholding obligation.

9.3                                 Transferability of Awards.

(a)                    Except as otherwise provided in Section 9.3(b):

(i)                                     No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, as required under applicable domestic relations laws, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii)                                  No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii)                               During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to applicable domestic relations law; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder’s will or under the then Applicable Laws of descent and distribution.

(b)                    Notwithstanding Section 9.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Option to certain persons or entities related to the Holder, including but not limited to members of the Holder’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Holder’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Administrator, pursuant to such conditions and procedures as the Administrator may establish, including  the following conditions:  (i) an Award transferred shall not be assignable or transferable other than by will or the laws of descent and distribution; (ii) an Award transferred shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the permitted transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a permitted transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Laws and (C) evidence the transfer.

(c)                     Notwithstanding Section 9.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death.  A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Holder, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator.  If the Holder is married and resides in a community property jurisdiction, a designation of a person other than the Holder’s spouse as his or her beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse.  If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution.  Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time provided the change or revocation is filed with the Administrator prior to the Holder’s death.

9.4                                 Conditions to Issuance of Shares.

(a)                   Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance of such Shares is in compliance with all Applicable Laws and the Shares are covered by an effective registration statement or applicable exemption from registration.  In addition to the terms and conditions provided herein, the Administrator may require that a Holder make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b)                   All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with all Applicable Laws.  The Administrator may place legends on any Shares certificate or book entry to reference restrictions applicable to the Shares.

(c)                    The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d)                   No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

(e)                    Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any Applicable Laws, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, the Administrator or the transfer agent of the Company).

9.5                                 Forfeiture Provisions.  Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written instrument, that:  (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder).

9.6                                 Applicable Currency.  Unless otherwise required by Applicable Laws, or as determined in the discretion of the Administrator, all Awards shall be designated in [U.S. dollars].  A Holder may be required to provide evidence that any currency used to pay the exercise price of any Award were acquired and taken out of the jurisdiction in which the Holder resides in accordance with Applicable Laws, including foreign exchange control laws and regulations.  In the event the exercise price for an Award is paid in another foreign currency, as permitted by the Administrator, the amount payable will be determined by conversion from U.S. dollars at the exchange rate as selected by the Administrator on the date of exercise.

ARTICLE 10.

ADMINISTRATION

10.1                          Administrator.  The Committee shall administer the Plan (except as otherwise permitted herein) and shall consist of at least two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom shall comply with Applicable Laws.  Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment.  Committee members may resign at any time by delivering written or electronic notice to the Board.  Vacancies in the Committee may only be filled by the Board.  Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan (i) with respect to Awards granted to Non-Employee Directors or (ii) in case there is no such Committee and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 10.6.

10.2                          Duties and Powers of Administrator.  It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions.  The Administrator shall have the power to interpret the Plan and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 11.10.  Any such grant or award under the Plan need not be the same with respect to each Holder.  Any such interpretations and rules with respect to Incentive Options shall be consistent with the provisions of Section 422 of the Code.  In case a Committee is formed to administer the Plan, in the sole discretion of the Board, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Applicable Laws are required to be determined in the sole discretion of the Committee.

10.3                          Action by the Committee.  In case a Committee is formed to administer the Plan, unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee.  Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of a Service Recipient, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

10.4                          Authority of Administrator.  Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a)                    Designate Eligible Individuals to receive Awards;

(b)                    Determine the type or types of Awards to be granted to each Eligible Individual;

(c)                     Determine the number of Awards to be granted and the number of shares of Shares to which an Award will relate;

(d)                    Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the duration of an Award, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines. In making such determinations, the Administrator may take into account the nature of the services rendered by the Holders, their present and potential contributions to the Service Recipient’s success and such other factors as the Administrator in its discretion shall deem relevant;

(e)                     Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)                      Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g)                     Decide all other matters that must be determined in connection with an Award;

(h)                    Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)                        Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j)                       Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

10.5                          Decisions Binding.  The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

10.6                          Delegation of Authority.  To the extent permitted by Applicable Laws, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to Article 10; provided, however, that in no event shall an officer be delegated the authority to grant awards to, or amend awards held by, the following individuals:  (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder.  Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee.  At all times, the delegatee appointed under this Section 10.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 11.

MISCELLANEOUS PROVISIONS

11.1                          Effective Date.  The Plan has been adopted and approved by the Board, subject to shareholder approval.  The Plan will be effective as of the date it is approved by the Company’s shareholders in accordance with the applicable provisions of the Company’s Amended and Restated Memorandum of Association and Articles of Association (the “Effective Date”) and will supersede the share incentive plan previously approved by the Company’s shareholders.  Awards may be granted or awarded prior to such shareholder approval, provided, that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no Shares shall be issued pursuant thereto prior to the Effective Date, and provided further, that if such approval has not been obtained within twelve (12) months after adoption of the Plan by the Board, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

11.2                          Expiration Date.  The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the Effective Date.  Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

11.3                          Amendment, Suspension or Termination of the Plan.  Except as otherwise provided in this Section 11.3, at any time and from time to time, the Administrator may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) shareholder approval is required for any amendment to the Plan that (i) increases the number of Shares available under the Plan (other than any adjustment as provided by Article 12), (ii) permits the Administrator to extend the term of the Plan or the exercise period for an Option or Share Appreciation Right beyond ten years from the date of grant, or (iii) results in a material increase in benefits or a change in eligibility requirements.

11.4                          No Shareholders Rights.  Except as otherwise provided herein, a Holder shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

11.5                          Paperless Administration.  In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

11.6                          Effect of Plan upon Other Compensation Plans.  The adoption of the Plan shall not affect any other compensation or incentive plans in effect for a Service Recipient.  Nothing in the Plan shall be construed to limit the right of a Service Recipient:  (a) to establish any other forms of incentives or compensation for Eligible Individuals, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, securities or assets of any corporation, partnership, limited liability company, firm or association.

11.7                          Compliance with Laws.  The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Laws (including but not limited to securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.  Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.  To the extent permitted by Applicable Laws, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such Applicable Laws.

11.8                          Titles and Headings, References to Sections of the Code or Exchange Act.  The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.  References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

11.9                          Governing Law.  The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the Cayman Islands without regard to conflicts of laws thereof.

11.10                   Section 409A.  To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code.  To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date.  Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

11.11                   No Rights to Awards.  No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

11.12                   No Right to Employment or Services.  Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Service Recipient to terminate any Holder’s employment or services at any time, nor confer upon any Holder any right to continue in the employ or service of any Service Recipient.

11.13                   Unfunded Status of Awards.  The Plan is intended to be an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company, any Subsidiary or any Related Entity.

11.14                   Indemnification.  To the extent allowable pursuant to Applicable Laws, each member of the Administrator shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Memorandum of Association and Articles of Association, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

11.15                   Relationship to other Benefits.  No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of any Service Recipient except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

11.16                   Expenses.  The expenses of administering the Plan shall be borne by the Service Recipients.

11.17                   Holders’ Compliance Responsibility.  The Holder of Awards shall seek all relevant advice, including but not limited to legal, tax, or accounting advice, in connection with his/her/its holding, exercise and/or transfer of the Awards.  The Holder shall waive any rights which he/she/it may now or in future have against the Company and any claim and/or action against the Company arising in respect of this Plan, or by exercising any rights that the Holders may have under the Plan or the holding, exercise and/or transfer of the Awards.  The Holder shall be responsible for compliance with the Applicable Laws in connection with his/her/its holding and/or exercise of any Award and any other right under this Plan and shall indemnify the Company and/or any of Related Entities against any loss or liability incurred by the Company and/or any of its Related Entities due to such Holder’s failure to comply with this section 11.17.

11.18                   Youku Tudou Plan.  Notwithstanding anything to the contrary in the Plan, all Awards granted under the Plan shall be subject to the terms and conditions of both the Plan and the Youku Tudou Plan.  To the extent that there are inconsistencies between the provisions concerning a Holder’s rights and/or obligations under the Plan and the Youku Tudou Plan, the provisions in the Youku Tudou Plan shall prevail.

ARTICLE 12.

CHANGES IN CAPITAL STRUCTURE

12.1                          Adjustments.  In the event of any distribution, share split, combination or exchange of Shares, amalgamation, arrangement or consolidation, reorganization of the Company, including the Company becoming a subsidiary in a transaction not involving a Change in Control, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to its shareholders, or any other change affecting the Shares or the share price of a Share, the Administrator shall make such proportionate and equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and substitutions of shares in a parent or surviving company); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding Awards under the Plan.  The form and manner of any such adjustments shall be determined by the Administrator in its sole discretion.

12.2                          Change in Control. Except as may otherwise be provided in any Award Agreement or any other written agreement entered into by and between the Company and a Holder, upon, or in anticipation of, a Change in Control, the Administrator may in its sole discretion provide for (a) any and all Awards outstanding hereunder to terminate at a specific time in the future and shall give each Holder the right to exercise such Awards during a period of time as the Administrator shall determine, (b) either the purchase of any Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested (and, for the avoidance of doubt, if as of such date the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment), or (c) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion or the assumption of or substitution of such Award by the successor or surviving corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of Shares and prices.

12.3                          Assumption of Awards — Change in Control.  In the event of a Change in Control, each Award may be assumed by the successor entity or Parent thereof in connection with the Change in Control.  Except as provided otherwise in an individual Award Agreement, an Award will be considered assumed if the Award either is (a) assumed by the successor entity or Parent thereof or replaced with a comparable award (as determined by the Administrator) with respect to capital shares (or equivalent) of the successor entity or Parent thereof or (b) replaced with a cash incentive program of the successor entity which preserves the compensation element of such Award existing at the time of the Change in Control and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award.

12.4                          Outstanding Awards — Other Changes.  In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 12, the Administrator may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share grant or exercise price of each Award as the Administrator may consider appropriate to prevent dilution or enlargement of rights.

12.5                          No Other Rights.  Except as expressly provided in the Plan, no Holder shall have any rights by reason of any subdivision or consolidation of shares of any class, the payment of any dividend, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation.  Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares subject to an Award or the grant or exercise price of any Award.